UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934
(Amendment No.   )

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BIOTIME, INC.

(Name of Registrant as Specified in Its Charter)

__________________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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BIOTIME, INC. 6121 Hollis St., Emeryville, CA 94608

June 22, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BioTime, Inc. which will be held on Monday, July 24, 2006 at 10:00 a.m. at EmeryStation I, 5858 Horton Street, Suite 260, Emeryville, California.

The Notice and Proxy Statement on the following pages contain details concerning the business to come before the meeting. Management will report on current operations and there will be an opportunity for discussion concerning BioTime and its activities. Please sign and return your proxy card in the enclosed envelope to ensure that your shares will be represented and voted at the meeting even if you cannot attend. You are urged to sign and return the enclosed proxy card even if you plan to attend the meeting.

I look forward to personally meeting all shareholders who are able to attend.

Hal Sternberg, Ph.D. Vice President and Member of the Office of the President

BIOTIME, INC. 6121 Hollis St., Emeryville, CA 94608

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held July 24, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of BioTime, Inc. will be held at EmeryStation I, 5858 Horton Street, Suite 260, Emeryville, California, on July 24, 2006 at 10:00 a.m. for the following purposes:

1. To elect five (5) directors to hold office until the next Annual Meeting of Shareholders and until their respective successors are duly elected and qualified;

2. To amend our Articles of Incorporation to increase the number of authorized common shares available for issuance in the future.

3. To ratify the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ending December 31, 2006; and

4. To transact such other business as may properly come before the meeting or any adjournments of the meeting.

The Board of Directors has fixed the close of business on June 9, 2006 as the record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting or any postponement or adjournment of the meeting.

Whether or not you expect to attend the meeting in person, you are urged to sign and date the enclosed form of proxy and return it promptly so that your shares of stock may be represented and voted at the meeting. If you should be present at the meeting, your proxy will be returned to you if you so request.

By Order of the Board of Directors,

Judith Segall Vice President and Secretary

Emeryville, California
June 22, 2006

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held on July 24, 2006

The accompanying proxy is solicited by the Board of Directors of BioTime, Inc., a California corporation having its principal offices at 6121 Hollis Street, Emeryville, California 94608, for use at the Annual Meeting of Shareholders (the “Meeting”) to be held at 10:00 a.m. on Monday, July 24, 2006 at EmeryStation I, 5858 Horton Street, Suite 260, Emeryville, California. Properly executed proxies in the accompanying form that are received at or before the Meeting will be voted in accordance with the directions noted on the proxies. If no direction is indicated, such shares will be voted FOR (1) each nominee for election as director, (2) amending our Articles of Incorporation to increase the number of authorized common shares, and (3) approval of the appointment of BDO Seidman, LLP as our independent auditors for the fiscal year ended December 31, 2006.

The enclosed proxy confers discretionary authority to vote with respect to any and all of the following matters that may come before the Meeting: (1) matters that the Board of Directors does not know a reasonable time before the Meeting are to be presented at the Meeting; and (2) matters incidental to the conduct of the Meeting. Management does not intend to present any business for a vote at the Meeting other than the matters set forth in the accompanying Notice of Annual Meeting of Shareholders, and as of the date of this Proxy Statement, no shareholder has notified us of any other business that may properly come before the meeting. If other matters requiring the vote of the shareholders properly come before the Meeting, then it is the intention of the persons named in the attached form of proxy to vote the proxy held by them in accordance with their judgment on such matters.

Only shareholders of record at the close of business on June 9, 2006 are entitled to notice of and to vote at the Meeting. On that date, there were 22,574,374 BioTime common shares issued and outstanding, which constitutes the only class of BioTime voting securities outstanding. Each BioTime common share is entitled to one vote in the election of directors and in all other matters that may be acted upon at the Meeting, except that shareholders may elect to cumulate votes in the election of directors. Under cumulative voting, each shareholder may give one candidate or may distribute among two or more candidates, a number of votes equal to the number of directors to be elected multiplied by the number of common shares owned. Shareholders may not cumulate votes unless at least one shareholder gives notice of his or her intention to cumulate votes at the Meeting. The enclosed proxy confers discretionary authority to cumulate votes.

Any shareholder giving a proxy has the power to revoke that proxy at any time before it is voted. A proxy may be revoked by filing with the Secretary of BioTime either a written revocation or a duly executed proxy bearing a date subsequent to the date of the proxy being revoked, or by voting in person at the meeting. Any shareholder may attend the Meeting and vote in person, whether or not such shareholder has previously submitted a proxy, but attendance at the Meeting will not revoke a proxy unless the shareholder votes in person.

We will bear all of the costs of the solicitation of proxies for use at the Meeting. In addition to the use of the mails, proxies may be solicited by a personal interview, telephone and telegram by our directors, officers and employees, who will undertake such activities without additional compensation. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy materials to the beneficial owners of the common shares held of record by such persons and entities and will be reimbursed for their reasonable expense incurred in connection with forwarding such material.

This Proxy Statement and the accompanying form of proxy are first being sent or given to our shareholders on or about June 22, 2006.

ELECTION OF DIRECTORS

At the Meeting, five directors will be elected to hold office for a one-year term until the next Annual Meeting of Shareholders, and until their successors have been duly elected and qualified. All of the nominees named below are incumbent directors. Milton Dresner and Katherine Gordon have retired from the Board and we thank them for their years of service. We consider Valeta Gregg and Michael West to be “independent” within the meaning of American Stock Exchange Rule 121A.

It is the intention of the persons named in the enclosed proxy, unless such proxy specifies otherwise, to vote the shares represented by such proxy FOR the election of the nominees listed below. In the unlikely event that any nominee should be unable to serve as a director, proxies may be voted in favor of a substitute nominee designated by the Board of Directors.

Directors and Nominees

The names and ages of our directors are as follows.

Hal Sternberg, Ph.D., 52, is our Vice President of Research and a Member of the Office of the President, and has served on the Board of Directors since 1990. Dr. Sternberg was a visiting scientist and research Associate at the University of California at Berkeley from 1985-1988, where he supervised a team of researchers studying Alzheimer’s Disease. Dr. Sternberg received his Ph.D. from the University of Maryland in Biochemistry in 1982.

Harold Waitz, Ph.D., 63, is our Vice President of Engineering and Regulatory Affairs and a member of the Office of the President, and has served on the Board of Directors since 1990. He received his Ph.D. in Biophysics and Medical Physics from the University of California at Berkeley in 1983.

Judith Segall, 52, is our Vice President of Operations and Secretary and a member of the Office of the President, and has served on the Board of Directors from 1990 through 1994, and from 1995 through the present date. Ms. Segall received a B.S. in Nutrition and Clinical Dietetics from the University of California at Berkeley in 1989.

Michael D. West, Ph.D., 53, has served on the Board of Directors since 2002. Dr. West is the Chairman of the Board, President and Chief Scientific Officer of Advanced Cell Technology, Inc. of Alameda, California, a company focused on the medical applications of nuclear transfer (cloning) and embryonic stem cell technologies. Dr. West founded Geron Corporation, in 1990 where he served on the board of directors and in a number of executive positions, including as Vice President of New Technologies from 1993 to 1998, and as a director from inception to 1998. Geron Corporation is engaged in the research and development of diagnostic and therapeutic products for the treatment of cancer and degenerative diseases. Dr. West organized and managed the collaboration that led to the discovery of human embryonic stem and human embryonic germ cells. He received his Ph.D. from Baylor College of Medicine in 1989 concentrating on the biology of cellular aging.

Valeta Gregg, 53, joined the Board of Directors during October 2004. Ms. Gregg is Vice President and Assistant General Counsel, Patents of Regeneron Pharmaceuticals, Inc., a Tarrytown, New York based company engaged in the development of pharmaceutical products for the treatment of a number of serious medical conditions, including cancer, diseases of the eye, rheumatoid arthritis and other inflammatory conditions, allergies, asthma, and obesity. Prior to joining Regeneron in 2002, Ms. Gregg worked as a patent attorney, at Klauber & Jackson in Hackensack, New Jersey from 2001 to 2002, and for Novo Nordisk A/S and its United States subsidiary from 1996 to 2001, and for Fish & Richardson, P.C., Menlo Park, California from 1994 to 1996. Ms. Gregg received her law degree from University of Colorado School of Law in 1992 and received a Ph.D in Biochemistry from the University of Alberta in 1982.

Executive Officers

Hal Sternberg, Harold Waitz, Judith Segall, Steven Seinberg, and Jeffrey B. Nickel are the only executive officers of BioTime. Following the death of Dr. Paul Segall, our Chairman and Chief Executive Officer, in June 2003 the Board of Directors appointed Hal Sternberg, Harold Waitz, and Judith Segall to serve as members of the Office of the President. The members of the Office of the President collectively exercise the powers of the Chief Executive Officer.

Jeffrey B. Nickel, Ph.D., 62, became Vice President of Business Development and Marketing during June 2004 and served on the Board of Directors from 1997 until June 2004. Dr. Nickel was the President of Nickel Consulting through which he served as a consultant to companies in the pharmaceutical and biotechnology industries from 1990 until becoming Vice President of BioTime. Prior to starting his consulting business, Dr. Nickel served in a number of management positions for Syntex Corporation and Merck & Company . Dr. Nickel received his Ph.D. in Organic Chemistry from Rutgers University in 1970.

Steven A. Seinberg, J.D., 38, has been Chief Financial Officer and Treasurer since 2001. Prior to assuming these positions, Mr. Seinberg worked for over five years as BioTime’s Director of Financial and Legal Research, a position that involved, among other duties, contract modifications and management of our intellectual property portfolio. Mr. Seinberg received a J.D. from Hastings College of the Law in San Francisco in 1994.

There are no family relationships among our directors and officers.

Directors’ Meetings

During the fiscal year ended December 31, 2005, the Board of Directors met seven times. No director attended fewer than 75% of the meetings of the Board or any committee on which they served.

Directors are also encouraged to attend our annual meetings of shareholders, although they are not formally required to do so. All of the directors attended the last annual meeting, except Valeta Gregg who was unable to attend.

Shareholder Communications with Directors

Shareholders who wish to communicate with the Board of Directors or with individual directors may do so by following the procedure described on our website www.biotimeinc.com.

Compensation of Directors

The directors who were not employees each received either $10,000 in cash and options to purchase 10,000 common shares exercisable at $1.26 per share, or options to purchase 20,000 common shares exercisable at $1.26 per share, which was the closing price for BioTime stock on the American Stock Exchange on March 21, 2005. The options granted to the directors vested and became exercisable in four equal quarterly installments based on continued service on the Board of Directors. Directors and members of committees of the Board of Directors who are BioTime employees are not compensated for serving as directors or attending meetings of the Board or committees of the Board. Directors are entitled to reimbursements for their out-of-pocket expenses incurred in attending meetings of the Board or committees of the Board. Directors who are BioTime employees are also entitled to receive compensation in such capacity.

Code of Ethics

We have adopted a Code of Ethics that applies to our principal executive officers, our principal financial officer and accounting officer, our other executive officers, and our directors. The purpose of the Code of Ethics is to promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we file with or submit to the Securities and Exchange Commission and in our other public communications; (iii) compliance with applicable governmental rules and regulations, (iv) prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and (v) accountability for adherence to the Code. A copy of our Code of Ethics has been posted on our internet website and can be found at www.biotimeinc.com.

Committees of the Board

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Each of those committees presently is composed of three directors who are independent in accordance with Section 121(A) of the American Stock Exchange (“AMEX”) listing standards and Section 10A-3 under the Securities Exchange Act of 1934, as amended. Upon the retirement of Milton Dresner and Katherine Gordon from the Board of Directors, there will only be two independent directors who may serve on these committees.

Audit Committee

The members of the Audit Committee are Valeta Gregg and Michael West. The Audit Committee met seven times during the fiscal year ended December 31, 2005. The purpose of the Audit Committee is to recommend the engagement of our independent auditors and to review their performance, the plan, scope and results of the audit, and the fees paid to the corporation’s independent auditors. The Audit Committee also will review our accounting and financial reporting procedures and controls and all transactions between us and our officers, directors, and shareholders who beneficially own 5% or more of the common shares.

The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Nominating Committee

The members of the Nominating Committee are Valeta Gregg and Michael West. The Nominating Committee was formed during 2004. The purpose of the Nominating Committee is to recommend to the Board of Directors individuals qualified to serve as directors and on committees of the Board.

The Nominating Committee will also consider nominees proposed by shareholders; provided that they notify the Nominating Committee in writing at least 120 days before the date of the next annual meeting and they and the nominee provide the Nominating Committee with all information that the Nominating Committee may reasonably request regarding the nominee no later than 90 days prior to the annual meeting. A copy of the Nominating Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

The Nominating Committee has not set any specific minimum qualifications that a prospective nominee would need in order to be recommended by the Nominating Committee or to serve on the Board or Directors. Rather, in evaluating any new nominee or incumbent director, the Committee will consider whether the particular person has the management, financial, scientific, and industry knowledge, skills, experience, and expertise needed to manage our affairs in light of the skills, experience and expertise of the other members of the Board as a whole. The Committee will also consider whether including a prospective director on the Board will result in a Board composition that complies with (a) applicable state corporate laws, (b) applicable federal and state securities laws, and (c) the rules of the SEC and any stock exchange on which BioTime shares may be listed.

Compensation Committee

The members of the Compensation Committee are Valeta Gregg and Michael West. The Compensation Committee was formed during 2004. The Compensation Committee oversees our compensation and employee benefit plans and practices, including executive compensation arrangements and incentive plans. The Compensation Committee administers our 2002 Stock Option Plan and makes grants of options to key employees, consultants, scientific advisory board members and independent contractors, but not to officers or directors. Grants of options to officers and directors may be recommended by the Compensation Committee but must be approved by the Board of Directors. A copy of the Compensation Committee Charter has been posted on our internet website and can be found at www.biotimeinc.com.

Report of the Audit Committee

The Audit Committee met seven times during 2005 and held discussions with management and representatives of BDO Seidman, LLP, BioTime’s independent auditors. The independent public accountants are responsible for performing an independent audit of BioTime’s consolidated financial statements and issuing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Audit Committee reviewed and discussed with management and representatives of the auditors the audited financial statements contained in BioTime’s Annual Report on Form 10-K for the year ended December 31, 2005. The Audit Committee also discussed with the auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). BDO Seidman, LLP submitted to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Based on the reviews and discussions referred to above, the members of the Audit Committee unanimously approved the inclusion of the audited financial statements in

BioTime’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission.

The Audit Committee also meets on a quarterly basis with the auditors to review and discuss BioTime’s financial statements for the quarter and the adequacy of internal financial and reporting controls.

The Audit Committee: Valeta Gregg and Michael D. West.

Report of the Compensation Committee

The Compensation Committee was formed during 2004. The Compensation Committee met one time during 2005.

BioTime’s compensation policies have been influenced by the need to attract and retain executives with the scientific and management expertise to conduct BioTime’s product development program in a highly competitive industry dominated by larger, more highly capitalized companies. Executive compensation is also influenced by the cost of living in the San Francisco Bay Area. These factors have been balanced against BioTime’s financial position and capital resources. Executive compensation may be composed of three major components: (i) base salary;
(ii) annual variable performance awards payable in cash and tied to the attainment of corporate objectives and the officer’s achievement of personal goals; and (iii) long-term stock-based incentive awards (stock options) designed to strengthen the mutuality of interests between the executive officers and the shareholders.

An annual bonus may be earned by each executive officer based upon the achievement of personal and corporate performance goals. Because BioTime is in the development stage, the use of performance milestones based upon profit levels and return on equity as the basis for such incentive compensation has not been considered appropriate. Instead, the incentive awards in the past have been tied to the achievement of personal and corporate performance targets. Performance goals vary from year to year according to the stage of BioTime’s operations. Important milestones that have been considered by the Board of Directors in determining incentive bonuses have been (i) procurement of additional capital, (ii) licensing BioTime products, (iii) completing specified research and development goals, and (iv) achievement of certain organizational goals. Personal goals are related to the functional responsibility of each executive officer.

During 2004, the Compensation Committee fixed the annual salaries of the members of the Office of the President and the Chief Financial Officer at levels that the members of the Committee believe to be below prevailing salaries for other pharmaceutical development companies in the Bay Area. Those salaries remained unchanged during 2005. The members of the Office of the President participated in a salary reduction program during 2004 and 2005 and received substantially lower compensation than the amounts fixed by the Compensation Committee.

While no specific performance goals were set for the Members of the Office of the President, the Compensation Committee took into account the company’s progress in developing its products, including commencing and conducting its clinical trial of PentaLyte, progress in entering into new product development agreements, and capital raising through public subscription rights offers.

No cash bonuses were awarded to the three executive officers who comprise the Office of the President or to the Chief Financial Officer during the years ended December 31, 2004 and 2005. Each of the members of the Office of the President was granted an option to purchase 50,000 common shares, and the Chief Financial Officers was granted an option to purchase 25,000 common shares, at an exercise price of $2.00 per share during 2004. The options will vest in four equal annual installments and will expire on May 31, 2009. During 2005, Judith Segall was granted an option to purchase 125,000 common shares at an exercise price of $2.00 per share. That option was fully vested on the date of grant and will expire in August 7, 2010.

The Compensation Committee: Valeta Gregg and Michael D. West.

Executive Compensation

We do not have long term employment agreements with our executive officers. However, each executive officer has executed an Intellectual Property Agreement which provides that BioTime is the owner of all inventions developed by the executive officer during the course of his or her employment.

The following table summarizes certain information concerning the compensation paid during fiscal years 2003, 2004, and 2005 to each of the current members of the Office of the President. No executive officer received compensation in excess of $100,000 during the past fiscal year.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Annual Compensation		Long-Term Compensation
	Year Ended	Salary($)	Bonus	Stock Options (Shares)

Hal Sternberg	December 31, 2005	$90,167	$—	—
Vice President of Research	December 31, 2004	$87,167	$—	50,000
Member, Office of the President	December 31, 2003	$72,000	$—	—

Harold Waitz	December 31, 2005	$94,333	$—	—
Vice President of Engineering	December 31, 2004	$87,167	$—	50,000
Member, Office of the President	December 31, 2003	$72,000	$—	—

Judith Segall	December 31, 2005	$58,500	$—	125,000
Vice President of Operations	December 31, 2004	$108,000	$—	50,000
Corporate Secretary	December 31, 2003	$90,000	$—	—
Member, Office of the President

Stock Options

The following table certain information concerning stock options held by each member of the Office of the President as of December 31, 2005.

Aggregated Options Exercised in Last Fiscal Year,
and Fiscal Year-End Option Values

Name	Number of Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable

Judith Segall	—	—	230,000	25,000	—	—

Hal Sternberg	—	—	115,000	25,000	—	—

Harold Waitz	—	—	105,000	25,000	—	—

Comparison of Shareholder Return

The graph depicted below reflects a comparison of the cumulative total return (change in stock price plus reinvestment of dividends) of BioTime common shares with the cumulative total returns of the Nasdaq Stock Market Index and the BioCentury 100 Stock Index. The BioCentury 100 Stock Index includes many companies in an early stage of development that have a market capitalization similar to BioTime’s. The graph covers the period from January 1, 2000, the first day of our fifth preceding fiscal year, through the fiscal year ended December 31, 2005.

ASSUMES $100 INVESTED ON JAN. 1, 2001
ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2005

The graph assumes that $100 was invested on January 1, 2000 in BioTime common shares and in each index and that all dividends were reinvested. No cash dividends have been declared on our common shares.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05

BioTime, Inc.	100.00	61.33	20.66	18.40	20.13	4.13
NASDAQ Market Index	100.00	79.21	54.46	82.12	89.65	91.54
BioCentury 100 Index	100.00	68.32	36.58	70.40	55.68	55.17

PRINCIPAL SHAREHOLDERS

The following table sets forth information as of May 15, 2006 concerning beneficial ownership of common shares by each shareholder known by us to be the beneficial owner of 5% or more of our common shares, and our executive officers and directors. Information concerning certain beneficial owners of more than 5% of the common shares is based upon information disclosed by such owners in their reports on Schedule 13D or Schedule 13G.

	Number of Shares	Percent of Total

Alfred D. Kingsley(1)	9,526,140	36.9%
Gary K. Duberstein
Greenbelt Corp.
Greenway Partners, L.P.
Greenhouse Partners, L.P.
150 E. 57th Street
New York, New York 10022
Neal C. Bradsher(2)	3,288,407	13.7%
Broadwood Partners, L.P.
Broadwood Capital, Inc.
767 Fifth Avenue, 50th Floor
New York, NY 10153
George Karfunkel(3)	2,342,041	9.8%
59 Maiden Lane New York, New York 10038
Cyndel & Co., Inc.(4)
Patrick Kolenik	2,093,756	8.9%
Huntington Laurel Partnership
36 Golf Lane Huntington, NY 11743
Cynthia Bayern
Steven Bayern
BN Ventures, LLC
SJCMB Family Limited Partnership
26 West Broadway #1004 Long Beach, NY 11561
Judith Segall(5)	712,669	3.1%
Hal Sternberg(6)	420,201	1.9%
Harold D. Waitz(7)	338,625	1.5%
Steven A. Seinberg(8)	60,000	*
Jeffrey B. Nickel(9)	172,812	*
Michael D. West(10)	98,332	*
Valeta Gregg(11)	38,332	*

All officers and director, as a group (7 persons)(12)	1,840,971	7.8%

——————

*

Less than 1%

(1)

Includes 1,456,698 shares presently owned by Greenbelt Corp, 334,632 shares that may be acquired by Greenbelt Corp. upon the exercise of certain warrants, 150,000 shares that Greenbelt may acquire during January 2007 under its financial advisory agreement with BioTime, 527,942 shares owned by Greenway Partners, L.P., 448,121 shares that may be acquired by Greenway Partners, L.P. upon the exercise of certain warrants, 4,469,522 shares owned solely by Alfred D. Kingsley, 2,301,289 shares that may be acquired by Mr. Kingsley upon the exercise of warrants, 12,256 shares owned solely by Gary K. Duberstein, and 680 shares that may be acquired by Mr. Duberstein upon the exercise of certain warrants. Mr. Kingsley and Mr. Duberstein control Greenbelt Corp. and may be deemed to beneficially own the warrants and shares that Greenbelt Corp. beneficially owns. Greenhouse Partners, L.P. is the general partner of Greenway Partners, L.P., and Mr. Kingsley and Mr. Duberstein are the general partners of Greenhouse Partners, L.P. Greenhouse Partners, L.P., Mr. Kingsley, and Mr. Duberstein may be deemed to beneficially own the shares that Greenway Partners, L.P. owns. Mr. Duberstein disclaims beneficial ownership of the shares and warrants owned solely by Mr. Kingsley, and Mr. Kingsley disclaims beneficial ownership of the shares owned solely by Mr. Duberstein.

(2)

Includes 1,866,566 shares owned by Broadwood Partners, L.P., 1,378,933 shares that may be acquired by Broadwood Partners, L.P upon the exercise of certain warrants, 37,358 shares owned by Neal C. Bradsher, and 5,550 shares that may be acquired by Mr. Bradsher upon the exercise of certain warrants. Broadwood Capital, Inc. is the general partner of Broadwood Partners, L.P., and Mr.. Bradsher is the President of Broadwood Capital, Inc. Mr. Bradsher and Broadwood Capital, Inc. may be deemed to beneficially own the shares that Broadwood Partners, L.P. owns.

(3)

Includes 1,379, 878shares that maybe acquired upon the exercise of certain warrants.

(4)

Includes 454,762 shares owned by Cyndel & Co., Inc., 485,714 shares that Cyndel maybe acquire upon the exercise of certain warrants, 56,500 shares owned by partnership of which Cynthia Bayern is a general partner, 125,000 shares that Dr. Bayern may acquire upon the exercise of certain warrants, 100,000 shares that Steven Bayern may acquire upon the exercise of certain warrants, 214,286 shares owned by BN Ventures, LLC, 60,000 shares that BN Ventures, LLC may acquire upon the exercise of certain warrants, 74,200 shares owned by SJCMB Family Partnership, 222,897 shares owned by Huntington Laurel Partnership, 220,297 shares that Huntington Laurel Partnership may be acquire upon the exercise of certain warrants, 25,100 shares owned by Patrick Kolenik and 55,000 shares owned by Mr. Kolenik’s wife jointly with a third party. Steven Bayern and Cynthia Bayern are husband and wife and each may be deemed to beneficially own the shares beneficially owned by the other. Mr. Bayern and Mr. Kolenik are the shareholders, officers and directors of Cyndel and may be deemed to beneficially own the shares that Cyndel owns. The shares that Cyndel owns includes shares held in its pension plan. Mr. Bayern and Mr. Kolenik are the members of the general partner of Huntington Laurel Partnership and may be deemed to beneficially own the shares owned by that partnership. Mr. Bayern in a member of BN Ventures, LLC and may be deemed to beneficially own the shares owned by that company. Mr. Bayern is the managing member of the general partner of SJCMB Family Partnership and may be deemed to beneficially own the shares owned by that partnership.

 (5)

Includes 255,000 shares that may be acquired upon the exercise of certain stock options, and 45,337 shares that may be acquired upon the exercise of certain warrants.

(6)

Includes 140,000 shares that may be acquired upon the exercise of certain options and 25,931 shares that may be acquired upon the exercise of certain warrants.

(7)

Includes 2,952 shares held for the benefit of Dr. Waitz’s minor children, 130,000 shares that may be acquired by Dr. Waitz upon the exercise of certain stock options, 38,379 shares that may be acquired by Dr. Waitz upon the exercise of certain warrants (including 720 warrants held for the benefit of Dr. Waitz’s minor children).

(8)

Includes 60,000 shares that may be acquired upon the exercise of certain options.

(9)

Includes 160,000 shares that may be acquired upon the exercise of certain options, and 937 shares that may be acquired upon the exercise of certain warrants.

(10)

Includes 98,332 shares that may be acquired upon the exercise of certain options.

(11)

Includes 38,332 shares that may be acquired upon the exercise of certain options.

(12)

Includes 992,248 shares that may be acquired upon the exercise of certain options and warrants.

Certain Relationships and Related Transactions

During April 1998, we entered into a financial advisory services agreement with Greenbelt Corp., a corporation controlled by Alfred D. Kingsley and Gary K. Duberstein, who are also BioTime shareholders. We agreed to indemnify Greenbelt and its officers, affiliates, employees, agents, assignees, and controlling person from any liabilities arising out of or in connection with actions taken on our behalf under the agreement. The agreement has been renewed each year and will expire on March 31, 2007. We agreed to issue Greenbelt $90,000 cash and 80,000 common shares for the twelve months ending March 31, 2004, $90,000 cash and 60,000 common shares for the twelve months ending March 31, 2005, and $45,000 cash and 135,000 common shares for the twelve months ending March 31, 2006. The financial advisory agreement with Greenbelt has been extended through March 31, 2007. Greenbelt will be entitled to receive a cash fee of $90,000 and 200,000 Shares (the “2006 Consulting Shares”) for services rendered. The 2006 Consulting Shares will be issued in two installments as follows: 150,000 Shares on January 2, 2007 for services rendered through December 31, 2006, and 50,000 Shares on April 2, 2007 for services rendered from January 1, 2007 through March 31, 2007. The cash fee will be payable as follows: $30,000 on January 2, 2007, $30,000 on April 2, 2007, and $30,000 on October 1, 2007; provided, that BioTime may defer either or both of the cash payments that would otherwise be due on January 2, 2007 and April 2, 2007 until a date that BioTime may determine, but not later than October 1, 2007. If BioTime elects to defer a cash payment, BioTime will issue to Greenbelt 30,000 additional common shares within ten business days after the date on which the deferred cash payment was originally due. BioTime has agreed to file a registration statement, at BioTime’s expense, to register Greenbelt’s shares for sale under the Securities Act of 1933, as amended, upon Greenbelt’s request.

On December 10, 2003, we commenced a subscription rights offer by distributing 13,654,949 subscription rights to our shareholders, entitling them to purchase a total of 1,706,869 units at a subscription price of $1.40 per unit. Each unit consisted of one new common share and one-half of a warrant to purchase an additional common share. We also reserved 853,434 additional units for sale to fill over-subscriptions.

A group of private investors (the “Guarantors”) including Mr. Kingsley, Broadwood Partners, LP (“Broadwood”), George Karfunkel, and Cynthia Bayern, and holders of $1,500,000 in principal amount of BioTime Series 2001-A debentures (the “Participating Debenture Holders”), including Mr. Kingsley, Broadwood and Mr. Karfunkel, agreed to purchase units that remained unsold at the conclusion of the rights offer, excluding units that we reserved to issue to fill over-subscriptions, and subject to a maximum purchase commitment of $2,250,000. The Participating Debenture Holders agreed to purchase their portion of any unsold units by exchanging a principal amount of Series 2001-A debentures equal to the purchase price of the units. Mr. Kingsley’s purchase commitment under the Standby Purchase Agreement as a Guarantor was $187,500, payable in cash, and his purchase commitment as a Participating Debenture Holder was $818,182, payable in debentures. Broadwood’s purchase commitment as a Participating Debenture Holder was $272,727, payable in debentures. Mr. Karfunkel’s purchase commitment under the Standby Purchase Agreement as a Guarantor was $187,500, payable in cash, and his purchase commitment as a Participating Debenture Holder was $272,727, payable in debentures. Dr. Bayern’s purchase commitment under the Standby Purchase Agreement as a Guarantor was $375,000, payable in cash. The Guarantors and Participating Debenture Holders were not required to acquire any units through those commitments because the rights offer was oversubscribed.

Under the Standby Purchase Agreement, the Guarantors and Participating Debenture Holders received the following cash and warrants as compensation:

Guarantor or Participating Debenture Holder	Cash Fee	Warrants

Kingsley	$67,045	335,227
Broadwood	$18,182	90,909
Karfunkel	$30,682	153,409
Bayern	$25,000	125,000

Under the Standby Purchase Agreement, we also offered to sell up to an additional 428,571 units at the subscription price directly to the Guarantors and their designees. Mr. Kingsley assigned his right to purchase 107,142 of those units to Dr. Bayern. The Participating Debenture Holders agreed to exchange $1,500,000 of their debentures for units, if the rights offer was over-subscribed so that we issued all of the units reserved to fill excess over-subscriptions, and if the Guarantors purchased all 428,571 additional units offered to them. Mr. Kingsley exchanged $818,182 of his debentures for 584,415 common shares and 292,207 warrants, Broadwood exchanged $272,727 of its debentures for 194,805 common shares and 97,402 warrants, and Mr. Karfunkel exchanged $272,727 of his debentures for 194,805 common shares and 97,402 warrants.

Following the rights offer, we eliminated the balance of our debenture indebtedness by repaying $1,850,000 of debentures in cash. Mr. Kingsley, Broadwood, and Mr. Karfunkel received $681,820, $227,273, and $227,273 in cash, respectively, plus accrued interest, for their debentures. Milton Dresner received $100,000 in cash, plus accrued interest for his debentures.

On October 27, 2005, we commenced a subscription rights offer by distributing 17,871,450 subscription rights to our shareholders, entitling them to purchase a total of 4,467,862 units at a subscription price of $.40 per unit. Each unit consisted of one new common share and one warrant to purchase an additional common share.

Mr. Kingsley and his affiliate Greenway Partners, L.P. (“Greenway”), Broadwood, Cyndel & Co., Inc. (“Cyndel”), and Mr. Karfunkel (the “2005 Guarantors”) entered into a new Standby Purchase Agreement under which they agreed to purchase units that remained unsold at the conclusion of the rights offer, excluding units that we reserved to issue to fill over-subscriptions. Mr. Kingsley purchased 605,890 units, Greenway purchased 302,940 units, Broadwood purchased 908,830 units, Mr. Karfunkel purchased 908,830 units, and Cyndel purchased 545,298 units under the Standby Purchase Agreement.

Under the Standby Purchase Agreement, the 2005 Guarantors received the following cash and warrants as compensation for acting as Guarantors:

Guarantor	Cash Fee	Warrants

Kingsley	$24,444	111,111
Greenway	$12,222	55,555
Broadwood	$36,667	166,667
Karfunkel	$36,667	166,667
Cyndel	$22,000	100,000

BioTime pays Steven Bayern a monthly fee of $5,000 under a consulting agreement. BioTime also issued Mr. Bayern a warrant to purchase 100,000 common shares at an exercise price of $4.00 per share as part of his consulting compensation during 2004. The warrant will expire in April 2007. Mr. Bayern is an officer, director, and shareholder of Cyndel and is the husband of Cynthia Bayern.

During April 2006, BioTime entered into a Revolving Line of Credit Agreement (the “Credit Agreement”) with Alfred D. Kingsley, Cyndel & Co., Inc., and George Karfunkel under which BioTime may borrow up to $500,000 for working capital purposes at an interest rate of 10% per annum. The credit line will expire, and any funds borrowed must be repaid, on the earlier of October 31, 2007 or when BioTime receives $600,000 in new funding through the sale of capital stock, the receipt of licensing and similar fees in excess of $1,000,000, from other borrowing, or any combination of those sources. Under the Credit Agreement, BioTime will prepay, and the credit line will be reduced by, any funds received prior to the maturity date from those sources. In consideration for making the line of credit available, BioTime issued to the lenders at total of 100,000 common shares. The line of credit is collateralized by a security interest in BioTime’s right to receive royalty and other payments under the license agreement with Hospira, Inc.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors and executive officers and persons who own more than ten percent (10%) of a registered class of our equity securities to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of our common shares and other equity securities. Officers, directors and greater than ten percent beneficial owners are required by SEC regulation to furnish us with copies of all reports they file under Section 16(a).

To our knowledge, based solely on our review of the copies of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during the fiscal year ended December 31, 2005, except that Alfred Kingsley and Greenbelt were delinquent in filing a report on Form 4.

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED
NUMBER OF COMMON SHARES

The Board of Directors has approved an amendment to our Articles of Incorporation to increase the number of authorized common shares from 40,000,000 to 50,000,000. The purpose of this amendment is to give us the flexibility to raise additional capital through the issuance of additional shares, and to obtain and maintain the services of consultants by issuing warrants to purchase common shares. Common shares could also be issued in connection with the acquisition of another business or business assets or technology.

There are presently 22,574,374 common shares issued and outstanding. An additional 8,169,909 common shares are reserved for issuance under outstanding warrants, and 2,344,500 common shares are reserved for issuance under our 1992 Employee Stock Option Plan and 2002 Employee Stock Option Plan. As a result, only 6,911,217 authorized common shares are available, and the Board of Directors believes that this amount is insufficient for our future financing needs.

Although we have no present plan, arrangement or commitment to issue or sell any common shares for cash or in connection with the acquisition of any business, assets or technology, the Board of Directors believes that it is in the best interest of BioTime and its shareholders to have a sufficient number of authorized but unissued shares available for issuance in the future for such purposes or other opportunities that may come along. It is likely that the sale of common shares will be the principal means by which we will raise additional capital until such time as we are able to generate earnings sufficient to finance our operations.

Our shareholders last approved an amendment increasing the authorized number of common shares from 25,000,000 to 40,000,000 in May 1998.

The approval of the amendment of the Articles of Incorporation requires the affirmative vote of the holders of a majority of the issued and outstanding common shares. A copy of the amendment is attached to this proxy statement as Exhibit A.

The Board of Directors Recommends A Vote “FOR” the
Approval of the Amendment to the Articles of Incorporation

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected BDO Seidman, LLP as our auditors. The Board of Directors proposes and recommends that the shareholders ratify the selection of the firm of BDO Seidman, LLP to serve as our independent auditors for the fiscal year ending December 31, 2006. BDO Seidman, LLP has served as our independent auditors since January 2003. Unless otherwise directed by the shareholders, proxies will be voted FOR approval of the selection of BDO Seidman, LLP to audit our consolidated financial statements. A representative of BDO Seidman, LLP will attend the Meeting, and will have an opportunity to make a statement if he or she so desires and may respond to appropriate questions from shareholders.

The Board of Directors Recommends a Vote “FOR” Ratification of the Selection of
BDO Seidman, LLP as Our Independent Auditors

Audit Fees. BDO Seidman, LLP billed us $129,141 and $145,258 for the audit of our annual financial statements and for the review of our financial statements included in our reports on Form 10-Q for the fiscal years ended December 31, 2004 and 2005, respectively. BDO also provided services related to the filing of securities registration statements. Fees for those services were $7,097 and $33,770 for the fiscal year ended December 31, 2004 and 2005, respectively.

Audit-Related Fees. BDO billed us $8,760 and $8,440 for audit-related fees during the fiscal years ended December 31, 2004 and 2005, respectively. These services related to our 2003 subscription rights offer and our co-development and license agreements with Summit Pharmaceuticals International Corporation, respectively.

Tax Fees. BDO billed us $7,000 for review and preparation of U. S. federal, state, and local tax returns during the fiscal year ended December 31, 2005. No such services were performed during the fiscal years ended
December 31, 2004.

Other Fees. There were no other fees charged to us by BDO during the fiscal years ended December 31, 2004 and 2005.

Under practices and procedures adopted by the Audit Committee, the prior approval of the Audit Committee is required for the engagement of our auditors to perform any non-audit services for us. Other than diminimis services incidental to audit services, non-audit services shall generally be limited to tax services such as advice and planning and financial due diligence services. All fees for such non-audit services must be approved by the Audit Committee, except to the extent otherwise permitted by applicable SEC regulations.

PROPOSALS OF SHAREHOLDERS

Shareholders who intend to present a proposal for action at our 2007 Annual Meeting of Shareholders must notify our management of such intention by notice received at our principal executive offices not later than February 20, 2007 for such proposal to be included in our proxy statement and form of proxy relating to such meeting. Alternatively, if a shareholder does not want to submit a proposal for the 2007 annual meeting for inclusion in our proxy statement under Securities and Exchange Commission Rule 14a-8, or intends to nominate a person as a candidate for election to the Board of Directors directly (rather than through our Nominating Committee), the shareholder may submit the proposal or nomination not less than 45 days prior to the anniversary of the date on which we first mailed our proxy materials for the 2006 annual meeting, unless the date of the 2007 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2006 annual meeting. If the date of the 2007 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of the 2006 annual meeting, the shareholder must submit their proposal or nomination no later than 45 days prior to the date announced by us for the meeting in a Form 10-QSB or other report filed with the Securities and Exchange Commission.

ANNUAL REPORT

Our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the fiscal year ended December 31, 2005, without exhibits, may be obtained by a shareholder without charge, upon written request to the Secretary of BioTime.

We may deliver only one annual report and proxy statement to multiple shareholders sharing an address, unless we receive notice from the instructions to the contrary from those shareholders. We will deliver separate copies of the proxy statement and annual report to each shareholder sharing a common address if they notify us that they wish to receive separate copies. If you wish to receive a separate copy of the proxy statement or annual report, you may contact us by telephone at (510) 350-2940, or by mail at 6121 Hollis Street, Emeryville, California 94608. You may also contact us at the above phone number or address if you are presently receiving multiple copies of the proxy statement and annual report but would prefer to receive a single copy instead.

By Order of the Board of Directors,

Hal Sternberg, Ph.D. Vice President and Member Office of the President
June 22, 2006

HOW TO ATTEND THE ANNUAL MEETING

If you are a “shareholder of record” (meaning that you have a stock certificate registered in your own name), your name will appear on our shareholder list. You will be admitted to the Meeting upon showing your proxy card, driver’s license, or other identification.

If you are a “street name” shareholder (meaning that your shares are held in an account at a broker-dealer firm) your name will not appear on our shareholder list. If you plan to attend the Meeting, you should ask your broker for a “legal proxy.” You will be admitted to the Meeting by showing your legal proxy. You probably received a proxy form from your broker along with your proxy statement, but that form can only be used by your broker to vote your shares, and it is not a “legal proxy” that will permit you to vote your shares directly at the Meeting. If you cannot obtain a legal proxy in time, you will be admitted to the Meeting if you bring a copy of your most recent brokerage account statement showing that you own BioTime stock. However, if you do not obtain a legal proxy, you can only vote your shares by returning to your broker, before the Meeting, the proxy form that accompanied your proxy statement.

EXHIBIT A

AMENDMENT OF ARTICLES OF INCORPORATION

The sentence of Article THREE of the Articles of Incorporation that now reads “The number of Common Shares which the corporation is authorized to issue is 40,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000” is amended to read as follows:

“The number of Common Shares which the corporation is authorized to issue is 50,000,000, and the number of Preferred Shares which the corporation is authorized to issue is 1,000,000.”

PROXY FOR BIOTIME, INC.

ANNUAL MEETING OF SHAREHOLDERS

July 24, 2006

This Proxy is Solicited by the Board of Directors of BioTime, Inc.

The undersigned appoints Judith Segall and Hal Sternberg, and each of them, with full power of substitution, as the undersigned's lawful agent and proxy to attend the Annual Meeting of Shareholders of BioTime, Inc. on July 24, 2006 and any adjournment thereof and to represent and vote all BioTime, Inc. common shares standing in the name of the undersigned upon the books of the corporation.

DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS NUMBERED 1, 2, AND 3

1)

ELECTION OF

☐

FOR all nominees listed

☐

WITHHOLD AUTHORITY

DIRECTORS

below (except as marked

to vote for all

to the contrary below)

nominees listed below

VALETA A. GREGG; JUDITH SEGALL; HAL STERNBERG; HAROLD WAITZ; MICHAEL D. WEST

** To withhold authority to vote for any individual nominee, draw a line through that person's name**

FOR

AGAINST

ABSTAIN

2) APPROVAL OF AMENDMENT OF ARTICLES OF INCORPORATION

☐

☐

☐

3) RATIFYING APPOINTMENT OF INDEPENDENT

☐

☐

☐

      AUDITORS

The persons named as proxy may also vote on such other business as may properly come before the Meeting or any adjournment thereof.

☐

WISH TO ATTEND AND

VOTE SHARES AT MEETING

Please sign exactly as

your shares are registered.

_______________________

__________________

Persons signing as a corporate

Signature

Date

officer or in a fiduciary

capacity should indicate their

_______________________

__________________

title or capacity.

Signature if Held Jointly

Date